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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT





                                   Percentage       Jurisdiction or
Subsidiaries (a)                  of Ownership   State of Incorporation
----------------                  -------------  ----------------------

B & L Bank                            100%            United States

Lafayette County Bank                 100%            Missouri

B & L Financial Services, Inc.        100%            Missouri


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(a)  The operations of the Company's subsidiaries are included in the Company's consolidated financial statements.